UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

See attached as Exhibit 99.1 to this Form 8-K a News Release dated July 18, 2007 concerning the announcement of financial results for the quarter ended June 30, 2007.

The information in this Item 2.02, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of DST under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act made after the date hereof, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of DST, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See attached as Exhibit 99.1 to this Form 8-K a News Release dated July 18, 2007 concerning the appointment of a new independent director.

On July 17, 2007, the DST Board of Directors increased the size of the Board from eight to nine directors, as allowed by the DST Bylaws. The DST Board elected Robert T. Jackson to the new directorship for a term expiring at the annual meeting of stockholders in 2010. The DST Board appointed Mr. Jackson to its Audit Committee for a term expiring at the annual DST Board organizational meeting in 2010 and to the Compensation and Corporate Governance/Nominating Committees for a term expiring at the annual DST Board organizational meeting in 2008.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits.

Exhibit
Number	Description

99.1	News Release dated July 18, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day April, 2007.

DST SYSTEMS, INC.

By:	/s/ Kenneth V. Hager
Name: Kenneth V. Hager
Title: Vice President, Chief Financial Officer and Treasurer